SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 23, 1999



                        COMPUTER TASK GROUP, INCORPORATED
             (Exact name of registrant as specified in its charter)

      New York                      1-9410                 16-0912632
  (State or other          (Commission File Number)       (IRS Employer
  jurisdiction of                                       Identification No.)
   incorporation)


800 Delaware Avenue, Buffalo, NY                              14209
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code (716) 882-8000

                                 Not Applicable
          (Former name or former address, if changed since last report)

     This Amended Form 8-K/A relates to and amends the Form 8-K of the Registrant dated February 23, 1999 (filed on March 8, 1999) with respect to the acquisition by the Registrant of Elumen Solutions, Inc (the "Original Report"). Except as specifically amended by inclusion of the following additional information, the Original Report is not amended or modified by this Form 8-K/A.

Item 7.           Financial Statements and Exhibits

A.) Financial Statements of the business acquired.

                             ELUMEN SOLUTIONS, INC.

              REPORT ON AUDITS OF CONSOLIDATED FINANCIAL STATEMENTS
               FOR THE ELEVEN MONTH PERIOD ENDED NOVEMBER 30, 1998
                      AND THE YEAR ENDED DECEMBER 31, 1997

Report of Independent Accountants

To the Board of Directors
Elumen Solutions, Inc.:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, shareholders' deficit and cash flows present fairly, in all material respects, the consolidated financial position of Elumen Solutions, Inc. (the Company) as of November 30, 1998 and December 31, 1997, and the consolidated results of its operations and its cash flows for the eleven month period ended November 30, 1998 and the year ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


PricewaterhouseCoopers LLP

Cincinnati, Ohio
January 15, 1999, except for the information in Note 12, as to which the date is February 23, 1999

Elumen Solutions, Inc.
Consolidated Balance Sheets
as of November 30, 1998 and December 31, 1997


                                                          1998            1997
                                                          ----            ----
                                      ASSETS
                                      ------

Current assets:
    Cash                                            $    323,296    $    139,671

    Trade accounts receivable, net of
    allowance for doubtful accounts of
    $65,000 at November 30, 1998                       8,865,142       4,313,154

    Prepaid expenses and other current assets            273,252         139,848

    Deferred income taxes                                245,941          56,584
                                                      ----------      ----------
         Total current assets                          9,707,631       4,649,257

 Property and equipment, net                           1,250,373         639,338

 Goodwill, net                                         5,931,582       6,160,267

 Other assets, net                                       192,254         185,177
                                                      ----------      ----------
         Total assets                               $ 17,081,840    $ 11,634,039
                                                      ==========      ==========


                                   Continued

Elumen Solutions, Inc.
Consolidated Balance Sheets
as of November 30, 1998 and December 31, 1997



                                  LIABILITIES, REDEEMABLE PREFERRED STOCK AND

                                             SHAREHOLDERS' DEFICIT

                                                                    1998             1997
                                                                    ----             ----

 Current liabilities:

    Cash overdraft                                            $    148,720    $            -
    Current portion of long-term debt                              406,250           504,000
    Current portion of capital lease obligations                   197,168           102,006
    Accounts payable                                               642,766           598,586
    Accrued bonuses and commissions                                966,192           442,626
    Accrued payroll                                                583,243           405,124
    Accrued compensated absences                                   288,604           178,000
    Other accrued expenses                                       1,483,062           563,215
    Unearned revenue                                               124,773            57,912
    Accrued income taxes                                           782,552           146,104
                                                                ----------        ----------
         Total current liabilities                               5,623,330         2,997,573

 Long-term liabilities:

    Long-term debt, net of current portion                       6,837,564         6,833,179
    Capital lease obligations, net of current portion              349,871           247,495
    Deferred income taxes                                          144,061           176,794
                                                                ----------        ----------
          Total liabilities                                     12,954,826        10,255,041
                                                                ----------        ----------
 Commitments

 Redeemable preferred stock, Series A, $10 par value,
 89,630 shares authorized; 89,525 shares issued
 and outstanding (liquidation value: $10,232,404)                9,027,609         7,984,685
                                                                ----------        ----------

 Shareholders' deficit:

    Common stock, $.01 par value, 2,500,000
    shares authorized;

        1,865,947 shares issued and outstanding
        in 1998 and 1997                                            18,659            18,659

    Additional paid-in capital                                           -           122,586
    Shareholder notes receivable                                  (503,942)         (503,942)
    Retained deficit                                            (4,415,312)       (6,242,990)
                                                                -----------       -----------
         Total shareholders' deficit                            (4,900,595)       (6,605,687)
                                                                -----------       -----------
         Total liabilities, redeemable preferred
         stock and shareholders' deficit                   $    17,081,840    $   11,634,039
                                                                ==========        ==========

The accompanying notes are an integral part of the consolidated financial statements.

Elumen Solutions, Inc.
Consolidated Statements of Operations
for the eleven month period ended November 30, 1998
and the year ended December 31, 1997


                                                              1998               1997
                                                              ----               ----
                                                           (11 months)

 Revenues                                              $    33,311,688    $   13,732,063
 Cost of revenues                                           17,748,152         7,517,463
                                                            ----------         ---------
    Gross profit                                            15,563,536         6,214,600
 Selling, general and administrative expenses               10,266,187         5,782,672
                                                            ----------         ---------
    Income from operations                                   5,297,349           431,928


 Other income (expense):

    Interest income                                             13,662            13,519
    Interest expense                                          (839,517)         (239,636)
    Other expense                                              (42,008)          (33,504)
                                                             ---------          --------
         Income before income taxes                          4,429,486           172,307
 Income tax provision                                        1,681,470            91,283
                                                             ---------          --------
    Net income                                               2,748,016            81,024

 Preferred stock accretion to mandatory
  redemption amount                                           (343,831)         (291,333)
 Preferred stock dividends                                    (699,093)         (580,811)
                                                              --------          --------
    Net income (loss) applicable to common shares      $     1,705,092    $     (791,120)
                                                             =========          =========

 Basic income (loss) per common share                  $           .91     $        (.51)
 Diluted income (loss) per common share                $           .89     $        (.51)


 Weighted average number of common
 shares outstanding:

 Basic                                                       1,865,947          1,555,245
 Diluted                                                     1,915,983          1,555,245


The accompanying notes are an integral part of the consolidated financial statements.

Elumen Solutions, Inc.
Consolidated Statements of Shareholders' Deficit for the eleven month period ended November 30, 1998 and the year ended December 31, 1997


                              Common Stock
                              ------------
                                                                           Additional                       Retained
                                                  Number of                 Paid-in      Shareholders       Earnings
                                                   Shares      Amount       Capital     Notes Receivable    (Deficit)      Total
                                                   ------      ------       -------     ----------------     -------       -----


 Balance, December 31, 1996                      1,390,000  $   13,900    $    5,038         $    -        $ 708,106    $  727,044

 Issuance and exercise of warrants               1,083,400      10,834     2,300,000              -                -     2,310,834

 Redemption of common stock                     (1,083,400)    (10,834)   (2,305,038)             -       (7,032,120)   (9,347,992)

 Shareholder notes receivable                            -           -             -       (503,942)               -      (503,942)

 Issuance of common stock                          104,624       1,046       218,665              -                -       219,711

 Issuance of common stock in conjunction with
 acquisition                                       371,323       3,713       776,065              -                -       779,778

 Preferred stock accretion to mandatory
 redemption amount                                       -           -      (291,333)             -                -      (291,333)

 Preferred stock dividends                               -           -      (580,811)             -                -      (580,811)

 Net income                                              -           -             -                               -        81,024
                                                 ---------   ---------     ---------      ---------        ---------     ---------

 Balance, December 31, 1997                      1,865,947      18,659       122,586      (503,942)       (6,242,990)   (6,605,687)

 Preferred stock accretion to mandatory
 redemption amount                                       -           -      (122,586)            -        (221,245)       (343,831)

 Preferred stock dividends                               -           -             -             -        (699,093)       (699,093)

 Net income                                              -           -             -             -       2,748,016       2,748,016
                                                 ---------   ---------       -------     ---------       ---------       ---------

 Balance, November 30, 1998                      1,865,947   $  18,659      $      -     $(503,942)    $(4,415,312)    $(4,900,595)
                                                 =========      ======       =======       =======       =========       =========


The accompanying notes are an integral part of the consolidated financial statements.

Elumen Solutions, Inc.
Consolidated Statements of Cash Flows
for the eleven month period ended November 30, 1998
and the year ended December 31, 1997


                                                                                           1998                1997
                                                                                           ----                ----
                                                                                        (11 months)
 Net income                                                                        $      2,748,016     $      81,024
    Adjustments to reconcile net income to net cash

          provided by (used in) operating activities:

     Depreciation                                                                           347,795            85,903
     Amortization                                                                           292,939            80,835
     Loss (gain) on sale of fixed assets                                                       (742)           32,692
     Provision for deferred taxes                                                          (222,090)         (172,520)
     Provision for bad debts                                                                 65,038                 -
     Effects of change in operating assets and liabilities,
     net of acquisition in 1997:

     Trade accounts receivable                                                           (4,617,026)       (1,773,173)
     Prepaid expenses and other assets                                                     (172,516)         (114,017)
     Accounts payable                                                                        44,180           576,430
     Accrued bonuses and commissions                                                        523,566           317,686
     Accrued payroll                                                                        178,119           139,464
     Accrued compensated absences                                                           110,604           178,000
     Other accrued expenses                                                                 919,847           140,595
     Unearned revenue                                                                        66,861          (226,053)
     Accrued income taxes                                                                   636,448            31,693
                                                                                            -------            ------
            Net cash provided by (used in) operating activities                             921,039          (621,441)
                                                                                            -------           -------
     Cash flows from investing activities:
     Acquisition of business, net of cash acquired                                                -        (6,185,000)
     Acquisition costs                                                                            -          (200,000)
     Capital expenditures                                                                  (620,241)         (147,882)
     Proceeds from sale of fixed assets                                                       4,600             8,502
                                                                                              -----             -----
     Net cash used in investing activities                                                 (615,641)       (6,524,380)
                                                                                            -------         ---------
    Cash flows from financing activities:
      Proceeds from issuance of preferred stock                                    $              -     $   7,112,541
      Proceeds from sale of warrants and common stock                                             -         1,850,834
      Payments to redeem common stock                                                             -        (9,347,992)
      Proceeds from long-term debt                                                        4,000,000         4,000,000
      Repayment of long-term debt                                                        (4,003,603)          (85,963)
      Net borrowings (payments) under line of credit                                       (121,981)          785,330
      Proceeds from subordinated notes payable                                                    -         2,500,000
      Payments of capital lease obligations                                                (144,909)          (77,625)
      Change in cash overdraft                                                              148,720                 -
                                                                                            -------                 -
      Net cash provided by (used in) financing activities                                  (121,773)        6,737,125
                                                                                            -------         ---------
    Increase (decrease) in cash                                                             183,625          (408,696)
    Cash - beginning of period                                                              139,671           548,367
                                                                                            -------           -------
    Cash - end of period                                                           $        323,296     $     139,671
                                                                                            =======           =======

                                       --------------------------------------

                                              Supplemental Disclosures

                                       --------------------------------------





    Cash paid for interest                                                         $        650,561     $     225,160
                                                                                            =======           =======
    Cash paid for income taxes                                                     $      1,328,841     $     251,064
                                                                                          =========           =======
    Non-cash investing and financing activities:
    Issuance of promissory notes for common stock and warrants                     $              -     $     503,942
                                                                                                  =           =======

      Acquisition of equipment through capital lease obligations                   $        342,447     $     269,270
                                                                                            =======           =======
      Acquisition of business:
         Fair value of assets acquired                                             $               -    $   7,864,394
         Fair value of liabilities assumed                                                         -         (699,616)
         Common stock issued                                                                       -         (779,778)
                                                                                                   -          -------
         Net cash payments                                                         $               -    $   6,385,000
                                                                                                   =        =========

     The accompanying notes are an integral part of the consolidated financial statements.

Elumen Solutions, Inc.
Notes to Consolidated Financial Statements


1. Organization and Summary of Significant Accounting Policies:

     a. Basis of Reporting and Nature of Business: Elumen Solutions, Inc. (the "Company"), a Delaware corporation, operates in one industry segment, providing health care information systems implementation and integration services throughout the United States. Under a plan of reorganization in September 1997, the Company was formed by its predecessor, DARCA, Inc. ("DARCA"), a Kansas corporation, for the purpose of exchanging each share of capital stock of DARCA for an equal share of capital stock in the Company and, through a new wholly owned subsidiary of the Company, to acquire all of the operating assets of Exemplar Systems, Inc. ("Exemplar"). The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries (sometimes hereafter referred to as the "Company"). Subsequent to the reorganization, the Company changed the names of (i) DARCA to Elumen Solutions (Kansas), Inc. ("ESKI") and
          (ii) Exemplar to Elumen Solutions (Ohio), Inc. ("ESOI"). All intercompany accounts and balances have been eliminated in consolidation. Certain 1997 amounts were reclassified in order to conform to the 1998 presentation. The financial statements for the period January 1, 1997 through the date of reorganization reflect the financial position and results of operations of DARCA, the predecessor company. The acquisition of Exemplar in 1997 was accounted for using the purchase method of accounting. The operating results of Exemplar have been included in the Company's consolidated results of operations from the date of acquisition. See Notes 2 and 9.

     b. Revenue Recognition: Revenues are recognized as services are rendered. Unearned revenue is recorded to the extent that invoicing exceeds revenue earned.

     c. Property and Equipment: Property and equipment are recorded at cost. Depreciation is provided using accelerated methods based upon the estimated useful lives of the respective assets, ranging from five to seven years, or for capital leases with terms less than five years, the terms of the related leases if there is no bargain purchase option. When assets are retired or otherwise disposed of, the cost of the asset and the related accumulated depreciation are removed from their respective accounts and any resulting gain or loss is recognized.

     d. Computer Software Costs: During 1998, the Company adopted the provisions of Statement of Position (SOP) 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Costs incurred during the preliminary project stage are expensed as incurred. External direct costs of materials and services consumed and payroll and payroll related costs for employees who devote time to internal-use computer software projects are capitalized during the application development stage until the computer software is implemented and operational. Amortization of internal-use computer software projects is provided on a straight line basis over a seven year period. Net capitalized internal-use computer software costs were $156,160 at November 30, 1998 and are included in property and equipment in the consolidated balance sheet.

     e. Goodwill: Amortization of goodwill is computed on the straight line basis over a twenty-five year period. Accumulated amortization was $303,438 and $74,733 at November 30, 1998 and December 31, 1997,
          respectively. The Company evaluates the recoverability of goodwill whenever events or circumstances indicate that the carrying amount may not be recoverable. If an evaluation is required, the estimated future undiscounted cash flows would be compared to the carrying amount of goodwill to determine if a write-down would be required.

     f. Income Taxes: Income taxes are provided for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     g. Advertising Costs: All costs related to marketing and advertising are expensed in the period incurred. Advertising expense for the eleven month period ended November 30, 1998 and the year ended December 31, 1997 was $239,476 and $74,665, respectively.

     h. Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. Acquisition:

     On September 12, 1997, the Company acquired the operating assets and liabilities of Exemplar, which was accounted for using the purchase method of accounting. The consideration paid for Exemplar was $7,864,394, consisting of $6,185,000 in cash, 371,323 shares of common stock valued at $779,778, the assumption of $699,616 in liabilities and $200,000 in acquisition costs. The purchase price exceeded the fair value of the net assets acquired by approximately $6,235,000, which was recorded as goodwill. The operating results of Exemplar have been included in the consolidated statement of operations from the acquisition date. Assuming the acquisition of Exemplar had taken place at January 1, 1997, unaudited pro forma consolidated revenues and net income would have been $17,725,781 and $572,961, respectively, for the year ended December 31, 1997.

3. Concentrations and Credit Risk:

     In the normal course of business, the Company extends credit to various health care organizations throughout the United States.

     During the eleven month period ended November 30, 1998 and the year ended December 31, 1997, the Company derived approximately 42% and 70%, respectively, of its revenues from software implementation services relating to a single vendor system that is installed at various customers in the Company's client base. During the eleven month period ended November 30, 1998, approximately 16% and 12% of the Company's revenues were attributable to two clients; during the year ended December 31, 1997, approximately 19% and 15% of the Company's revenues were attributable to two clients. At November 30, 1998 and December 31, 1997, the top two customers accounted for a total of 30% and 25%, respectively, of total accounts receivable.

4. Property and Equipment:

     Property and equipment at November 30, 1998 and December 31, 1997 consisted of the following:

                                        1998               1997
                                        ----               ----

Office and computer equipment     $   1,186,752     $     550,585
Furniture and fixtures                  419,178           256,168
Projects-in-process                     156,160                 -
                                        -------                 -
                                      1,762,090           806,753
Less accumulated depreciation           511,717           167,415
                                        -------           -------
                                  $   1,250,373     $     639,338
                                      =========           =======

5. Debt:

     Long-term debt at November 30, 1998 and December 31, 1997 consisted of the following:


                                                                                  1998               1997
                                                                                  ----               ----
    Bank revolving credit loan, bearing interest at LIBOR plus 3%
    (8.6% at December 31, 1997), terminated on April 3, 1998                  $       -         $  1,065,742

    Bank term loan, bearing interest at LIBOR plus 3.25% (8.9%
    At December 31, 1997), terminated on April 3, 1998                                -            3,941,103

    Bank revolving credit loan, bearing interest at the Base Rate
    plus .5% (8.25% at November 30, 1998), due April 3, 2003                    943,761                    -

    Bank term loan, bearing interest at LIBOR plus 1.5%
    (6.8125% at November 30, 1998), due April 3, 2003                         3,937,500                    -

    Subordinated notes payable, net of unamortized discount of $137,447 and $169,666 as of November 30, 1998 and December 31, 1997,
    respectively, bearing interest at

                  12.5%, due September 12, 2002                               2,362,553            2,330,334
                                                                              ---------            ---------
                                                                              7,243,814            7,337,179
                  Less current portion                                          406,250              504,000
                                                                              ---------            ---------
                                                                          $   6,837,564         $  6,833,179
                                                                              =========            =========


     On September 12, 1997, the Company entered into a loan agreement (the "Original Agreement") with a bank, which provided for a $1,500,000 revolving credit loan and a $4,000,000 term loan. On March 2, 1998, the Original Agreement was modified and the available borrowings under the revolving credit loan were increased to $2,000,000. Additional principal payments were mandatory if the Company met certain cash flow levels, as defined in the Original Agreement. Outstanding borrowings under the Original Agreement were collateralized by substantially all assets of the Company. The Original Agreement contained certain representations and warranties and affirmative, negative and financial covenants that, among other things, required the Company to meet certain financial ratios. In conjunction with the negotiation of a new credit facility as described below, the Original Agreement was terminated on April 3, 1998.

     Effective April 3, 1998, the Company entered into a five year Revolving Credit and Term Loan Agreement (the "Subsequent Agreement") with a bank, which provides for a $3,500,000 revolving credit facility and a $4,000,000 term loan that both mature on April 3, 2003. On April 3, 1998, the Company borrowed $6,293,761 (consisting of a $4,000,000 term loan borrowing and a $2,293,761 revolver borrowing) under the Subsequent Agreement and used the proceeds to pay off all outstanding debt under the Original Agreement previously discussed. The Subsequent Agreement provides for various borrowing rate options including borrowing rates based on (i) the bank's Base Rate plus the Applicable Margin, as defined, or (ii) the LIBOR Rate plus the Applicable Margin, as defined. Outstanding borrowings under the Subsequent Agreement are collateralized by substantially all assets of the Company and additional principal payments are mandatory if the Company meets certain financial ratios and cash flow levels, as defined in the agreement. The Subsequent Agreement contains certain representations and warranties and affirmative, negative and financial covenants that, among other things, require the Company to meet certain financial tests.

     The subordinated notes payable were issued together with common stock to a significant shareholder of the Company in March 1997. See Note 9. A portion of the aggregate proceeds of $2,500,000 was allocated to the stock, with the difference between the initial carrying value of the notes and their face amount being accounted for as a debt discount. The debt discount is being amortized over the terms of the subordinated notes payable and represents additional interest expense. The subordinated notes payable agreement contains certain restrictive covenants that, among other things, require the Company to meet certain financial tests.

     Total aggregate future maturities of debt at November 30, 1998, are as follows:


                        1999         $          406,250
                        2000                    781,250
                        2001                  1,000,000
                        2002                  3,487,553
                        2003                  1,568,761
                                              ---------
                                     $        7,243,814
                                              =========


     Effective September 17, 1997, the Company entered into an interest rate swap agreement in the notional amount of $2,000,000 as a means of managing interest rate exposure on its variable rate debt. Under the terms of the agreement, the Company was required to pay interest at a fixed rate of 6.8% and received interest at the LIBOR rate. The net amounts paid or received on the interest rate swap agreement were recognized as interest expense. The swap was scheduled to mature on October 1, 1999. In conjunction with the Subsequent Agreement previously discussed, the Company terminated the interest rate swap agreement on April 3, 1998 and paid termination fees of $42,750, which are included in other expense in the consolidated statement of operations.

6. Commitments:

     a. Operating Leases: The Company leases office space, automobiles, and certain computer and office equipment under non-cancelable lease agreements that expire at various times through 2002. The office space leases contain certain renewal options. Minimum future lease payments at November 30, 1998, are as follows:


                     December 1998       $           47,039
                     1999                           517,848
                     2000                           345,724
                     2001                           142,448
                     2002                            58,025
                                                  ---------
                                         $        1,111,084
                                                  =========

     Rent expense under these leases was approximately $589,000 and $231,000 in the eleven month period ended November 30, 1998 and the year ended December 31, 1997, respectively.

     b. Capital Lease Obligations: The Company leases certain computer equipment and furniture under non-cancelable lease agreements that are accounted for as capital lease obligations. The leases have original terms ranging between two to five years. Leased capital assets included in net property and equipment were $502,238 and $338,202 at November 30, 1998 and December 31, 1997, respectively, net of accumulated depreciation of $210,303 and $85,285, respectively.

     Minimum future lease payments at November 30, 1998, are as follows:

           December 1998                           $      20,285
           1999                                          238,675
           2000                                          210,806
           2001                                           87,006
           2002                                           49,262
                                                         -------
           Future minimum lease payments                 606,034

           Less amount representing interest,
           rates ranging from 7.6% to 9.6%                58,995
                                                         -------
         Capital lease obligation                        547,039
         Current portion                                 197,168
                                                         -------
         Long-term portion                         $     349,871
                                                         =======

     Effective  September  24,  1998,  the Company  entered  into a Master Lease
     Financing Agreement with a bank which allows the Company to lease up to a maximum of $250,000 of property and equipment. At November 30, 1998, the Company had leased approximately $97,000 of property and equipment under such agreement.

     c. Employment Agreements: The Company has employment agreements with six officers and one employee, which expire through 2000. The agreements provide for future compensation of approximately $978,000 in 1999 and $187,000 in 2000.

     d. Other: Effective October 16, 1998, the Company entered into a one year volume commitment agreement with a telecommunications company. Required payments under such agreement amount to approximately $480,000.

     In 1998, the Company obtained a performance bond in the amount of $474,000, in conjunction with a client engagement project. The Company also entered into an indemnity agreement with the issuer of such bond.

7. Benefit Plans:

     The Company's wholly-owned subsidiary, ESKI (formerly known as DARCA), sponsors a profit sharing plan for all ESKI employees who have completed one hour of service. The plan is intended to include a qualified cash or deferred arrangement under Section 401(k) of the Internal Revenue Code. Subject to certain limits imposed by law, each participant may generally make tax deferred contributions to the plan not in excess of 15% of annual compensation. To receive an allocation of Company contributions, which are fully discretionary, a participant must have completed 1,000 hours of service during the plan year and be employed on the last day of the plan year. During the eleven month period ended November 30, 1998 and the year ended December 31, 1997, the Company incurred approximately $115,500 and $90,000, respectively, in expense related to this plan.

     The Company's wholly-owned subsidiary, ESOI (formerly known as Exemplar), sponsors a 401(k) retirement savings plan for substantially all ESOI employees who meet certain minimum age and length of service requirements. Participants may elect to contribute a percentage of their compensation each year, up to the amount allowable by law, into the plan. The Company matches 25% of employee elective deferrals, up to 6% of compensation. The Company may also make annual discretionary contributions. During the eleven month period ended November 30, 1998 and the year ended December 31, 1997, the Company incurred approximately $46,000 and $10,000, respectively, in expense related to this plan.

     Effective October 1, 1998, the Company established the Elumen Solutions, Inc. Voluntary Deferred Compensation Plan ("VDCP"). The VDCP, a nonqualified plan, allows participants to defer up to a maximum of (i) 75% of Base Salary, as defined, (ii) 100% of Bonuses, as defined, and (iii) 100% of Option Compensation, as defined. Participation in the VDCP is limited to a select group of management employees. The deferred compensation, together with Company contributions, if any, and investment return, if any, is distributable in cash at termination of employment, death, or in the case of hardship, as defined. Distributions may be elected as a lump sum payment or up to a maximum of ten annual installments. Accrued deferred compensation under the VDCP amounted to approximately $9,400 at November 30, 1998.

8. Income Taxes:

     The components of income tax expense for the eleven month period ended November 30, 1998 and the year ended December 31, 1997 consisted of the following:

                                                       1998               1997
                                                       ----               ----
                                                    (11 months)
    Current:

      Federal                                $      1,653,032      $    229,982
      State and local                                 250,528            33,821
                                                    ---------           -------
           Total current                            1,903,560           263,803
                                                    ---------           -------
    Deferred:
      Federal                                        (181,402)         (150,401)
      State and local                                 (40,688)          (22,119)
                                                    ---------           -------
           Total deferred                            (222,090)         (172,520)
           Total income tax expense          $      1,681,470     $      91,283
                                                    =========           =======

     Income tax expense differs from the amounts computed by applying the U.S. federal income tax rate of 34% to pretax income as a result of the following:

                                                       1998            1997
                                                       ----            ----
                                                    (11 months)

    Federal income tax at the statutory rate $ 1,506,025 $ 62,640 Increase in income taxes resulting from:
      State and local income taxes                     119,878         11,643
      Goodwill and other permanent items                44,384         17,000
      Other                                             11,183              -
                                                     ---------         ------
                                                 $   1,681,470     $   91,283
                                                     =========         ======

     During the eleven month period ended November 30, 1998, the Company utilized approximately $155,000 in state jobs tax credits.

     Tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at November 30, 1998 and December 31, 1997 are as follows:

                                                       1998            1997
                                                       ----            ----
    Current deferred tax assets (liabilities):

      Accrued payroll                              $  53,439         $      -
      Unearned revenue                                48,661                -
      Accounts payable and other                       9,929                -
      Accrued expenses                               182,050           56,584
      Accounts receivable                             25,865                -
      Accrual method adjustment                      (74,003)               -
                                                      ------           ------
           Net current deferred tax asset         $  245,941        $  56,584
                                                     =======           ======

    Noncurrent deferred tax assets (liabilities):

      Property and equipment                      $   (7,549)       $ (12,398)
      Accrual method adjustment                      (74,003)        (222,010)
      Goodwill                                       (62,509)         (15,260)
      Accrued expenses                                     -           19,361
      Net operating losses                                 -           53,513
                                                     -------          -------
           Net noncurrent deferred tax liability  $ (144,061)    $   (176,794)
                                                     =======          =======

9. Recapitalization:

     In March 1997, the Company's predecessor, DARCA, entered into a Stock and Warrant Purchase and Redemption Agreement (the Agreement) whereby DARCA issued 89,525 shares of Series A redeemable preferred stock and granted warrants for the purchase of 1,083,400 shares of common stock at $.01 per share to a group of investors in exchange for total consideration of
     $9,412,540   ($8,952,540  in  cash  and  $460,000  in  the  form  of  notes receivable.) The estimated fair value of the warrants was recorded as a contribution to shareholders' equity in the aggregate amount of $2,310,834. The warrants were subsequently all exercised prior to the reorganization of the Company. Pursuant to the Agreement, DARCA used the proceeds, together with cash on hand, to redeem 1,083,400 shares of common stock from two existing shareholders and officers of DARCA for approximately $9,348,000. See Note 1.

     The Company's Amended Articles of Incorporation authorizes 2,500,000 shares of common stock and 89,630 shares of Series A Redeemable Preferred Stock (Series A). Series A has no voting power except for specific events, as defined. Upon liquidation of the Company, no distribution shall be made to holders of common stock or any other series or class of capital stock unless the holders of Series A stock have received $100 per share, plus an amount equal to all dividends accrued through the date of redemption. Dividends accrue on the Series A stock at a cumulative annual rate of 8%. The dividend rate will increase to 10% if certain events occur, as defined. Undeclared dividends in arrears amounted to $1,279,904 at November 30, 1998 and $580,811 at December 31, 1997. The Company is required to redeem all Series A shares at the earlier of (i) an Initial Public Offering or (ii) one half of the preferred shares outstanding at March 10, 2002 and the remaining half at March 10, 2003, at an amount equal to $100 per share plus all dividends accrued through the date of redemption. The Company is subject to certain restrictions while the shares of Series A stock remain outstanding, including restrictions on the Company's ability to declare or pay dividends on common stock.

10. Stock Option Plans:

     The Company has elected not to adopt the cost recognition provisions of Statement of Financial Accounting Standards No. 123 (SFAS 123), "Accounting for Stock Based Compensation", as permitted by that statement. The Company applies the provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees", in accounting for its stock- based compensation plans.

     During 1997, the Company established the Elumen Solutions, Inc. 1997 Stock Option Plan (the "1997 Plan"). The 1997 Plan provides for the issuance of up to 106,216 common shares in connection with the exercise of nonqualified and incentive stock options. Eligibility is limited to employees of the Company and is determined by the Company's Board of Directors. The exercise price of the options is fair market value at the date of grant, except for a 10% owner (as defined), for whom the option price is 110% of fair market value at the date of grant. Options under the plan vest over three years, and expire no later than ten years from the date of grant. In addition, the 1997 Plan provides that in the case of a Change in Control, as defined, each outstanding option, whether or not then exercisable, shall be canceled in exchange for cash or other consideration that the optionee would have received had the option been fully exercised. See Note 13.

     Information pertaining to the 1997 Plan for the year ended December 31, 1997 and the eleven month period ended November 30, 1998 is as follows:

                                                                   Weighted
                                                                    Average
                                                  Number of         Exercise
                                                    Shares           Price
                                                    ------           -----
1997:

    Outstanding at January 1, 1997                      -       $        -

    Granted                                        72,525             2.12
    Exercised                                           -                -
    Canceled                                       (4,825)            2.04
                                                   ------             ----
    Outstanding at December 31, 1997               67,700       $     2.13
                                                   ======             ====
    Exercisable at December 31, 1997                    -                -
                                                   ======             ====
    Available for grant at December 31, 1997       38,516       $        -
                                                   ======             ====

1998:

    Outstanding at January 1, 1998                 67,700       $     2.12

    Granted                                        43,600            20.53
    Exercised                                           -                -
    Canceled                                      (18,625)            2.87
                                                   ------             ----
    Outstanding at November 30, 1998               92,675       $    10.63
                                                   ======            =====
    Exercisable at November 30, 1998               12,850       $     2.02
                                                   ======       =     ====
    Available for grant at November 30, 1998       13,541       $        -
                                                   ======             ====


     The fair value of each stock option granted under the 1997 Plan is estimated on the date of grant, using the minimum value method, with an expected option life of ten years and a risk free interest rate of 6.25% in 1998 and 1997. The average fair value of each option granted in 1998 and 1997 was $9.52 and $.99, respectively.

     The following table summarizes information about 1997 Plan stock options outstanding at November 30, 1998:



                                Options Outstanding                                               Options Exercisable
------------------------------------------------------------------------------     ----------------------------------------
                          Number                                                     Number Exercisable
    Range of          Outstanding at    Weighted Average       Weighted Average         at November 30,       Weighted Average
Exercise Prices     November 30, 1998    Remaining Life         Exercise Price               1998              Exercise Price
----------------    ------------------- ------------------    -------------------     -------------------    ------------------

$    2.02 to $2.21      49,775               8.57                $   2.11               12,850                  $     2.02

$          10.00        4,900                9.42                $  10.00                    -                           -

$          20.00        23,700               9.67                $  20.00                    -                           -

$          25.00        14,300               9.92                $  25.00                    -                           -
   -------------        ------              ----                    -----               ------                        ----
$  2.02 to $25.00       92,675               9.10                $  10.63               12,850                  $     2.02
   ==============       ======               ====                   =====               ======                        ====


     During 1998, the Company established the Elumen Solutions, Inc. 1998 Senior Management Performance Incentive Plan (the "1998 Plan"). The 1998 Plan provides for the issuance of up to 20,000 common shares in connection with the exercise of nonqualified and incentive stock options. Eligibility is limited only to senior management employees and is determined by the Company's Board of Directors. The exercise price of the options is fair market value at the date of grant, except for a 10% owner (as defined), for whom the option price is 110% of fair market value at the date of grant. Options under the plan vest at nine years from the date of grant, and expire no later than nine and one half years from the date of grant. If however, the Company exceeds its budgeted 1998 Operating Profit (as defined) of $3,300,000 for the year ended December 31, 1998, then such options shall become exercisable at December 31, 1998. In addition, the 1998 Plan provides that in the case of a Change in Control or certain other transactions, as defined, each outstanding option, then exercisable, shall be canceled in exchange for cash or other consideration that the optionee would have received had the option been fully exercised. See Note 13.

     Information pertaining to the 1998 Plan for the eleven month period ended November 30, 1998 is as follows:

                                                                    Weighted
                                                 Number of           Average
                                                   Shares       Exercise Price
                                              ----------------  ----------------
1998:

  Outstanding at January 1, 1998                       -                -

  Granted                                         20,000       $     6.03
  Exercised                                            -                -
  Canceled                                             -                -

                                                  ------            -----
  Outstanding at November 30, 1998                20,000       $     6.03
                                                  ======             ====
  Exercisable at November 30, 1998                      -               -

  Available for grant at November 30, 1998              -               -
                                                  =======           =====


     The fair value of each stock option granted under the 1998 Plan is estimated on the date of grant, using the minimum value method, with an expected option life of ten years and a risk free interest rate of 6.25% in 1998. The average fair value of each option granted in 1998 was $2.79.

     The following table summarizes information about 1998 Plan stock options outstanding at November 30, 1998:




                              Options Outstanding                                        Options Exercisable
   --------------------------------------------------------------------------   -------------------------------------
                           Number                                                      Number
      Range of         Outstanding at         Weighted        Weighted Average     Exercisable at          Weighted
   Exercise Prices      November 30,           Average         Exercise Price       November 30,       Average Exercise
                            1998           Remaining Life                               1998                 Price
   ---------------   ------------------   -----------------  ------------------   -----------------    -----------------

   $  3.50 to $3.85       17,000                8.08             $     3.56               -                   -

   $          20.00        3,000                8.67             $    20.00               -                   -
      -------------      -------                ----                 ------            ----                ----
   $  3.50 to $20.00      20,000                8.17             $     6.03               -                   -
      ==============      ======                ====                  =====            ====                ====


     Had the Company's stock-based compensation under the 1998 and 1997 Plans been determined based upon the fair value at the date of grant, consistent with the methodology prescribed by SFAS 123, net income and earnings per share for the eleven month period ended November 30, 1998 and the year ended December 31, 1997 would have been impacted as follows:


                                                           1998          1997
                                                           ----          ----
                                                        (11 months)

     Net income (loss) applicable to common shares:
      As reported                                     $  1,705,092  $  (791,120)
      Pro forma compensation expense, net of tax
      benefits                                             (28,643)      (4,296)
                                                         ---------      -------
      Total pro forma                                 $  1,676,449  $  (795,416)
                                                         =========      =======
      Basic earning (loss) per share:
      As reported                                     $        (.91)$     (.51)
      Pro-forma                                       $        (.90)$     (.51)

      Diluted earnings (loss) per share:
      As reported                                     $        .89  $     (.51)
      Pro-forma                                       $        .87  $     (.51)


11. Related Party Transactions:

     In 1997, the Company received promissory notes for $503,942 from an entity who is also a shareholder (the principals of such entity are also directors of the Company) for the purchase of 237,605 shares of the Company's common stock. The notes bear interest at 6.5% and mature in 2003. The Company forgave the interest due on such notes in 1997 and it is presently management's intention to forgive such interest in 1998. The shareholder notes receivable are included in shareholders' equity. See Note 13.

     In 1997, the Company entered into an agreement with an entity who is also a shareholder (the principals of such entity are also directors of the
     Company) which requires the Company to make annual payments of approximately $239,000 to such entity for corporate finance services, strategic planning, and other management services. Amounts paid under such agreement for the eleven month period ended November 30, 1998 and the year ended December 31, 1997 were $219,130 and $197,000, respectively.

     The Company incurred interest expense related to its subordinated notes payable, which are held by an investment fund who is also a shareholder (a partner of such investment fund is also a director of the Company) of $283,900 and $101,525 for the eleven month period ended November 30, 1998 and the year ended December 31, 1997, respectively.

12. Earnings Per Share:

     The following table is a reconciliation of the numerators and denominators of the basic and diluted earnings (loss) per share computations for the eleven month period ended November 30, 1998 and the year ended December 31, 1997:
                                                         1998
                                                     (11 months)        1997
                                                      ---------         ----

  Basic earnings (loss) per share:
     Income (loss) applicable to common shares      $   1,705,092   $  (791,120)
     Weighted average common shares outstanding         1,865,947     1,555,245
     Earning (loss) per share                       $        .91    $      (.51)
                                                       ==========     ==========
  Fully diluted earnings (loss) per share:
     Income (loss) applicable to common shares $ 1,705,092 $ (791,120) Effect of dilutive securities:
     Weighted average common shares outstanding         1,865,947     1,555,245
     Stock options                                         50,036             -
                                                       ----------     ----------
     Weighted average common shares outstanding,
     fully diluted                                      1,915,983     1,555,245
     Fully diluted earnings (loss) per share        $         .89   $      (.51)

                                                        =========     ==========

13. Subsequent Event:

     On February 23, 1999, all of the Company's outstanding capital stock was acquired by Computer Task Group, Inc. ("CTG") for total consideration of approximately $89,000,000, consisting of approximately $86,000,000 in cash or the assumption of debt and 128,000 shares of CTG common stock valued at approximately $3,000,000. As a result of the acquisition, all of the Company's stock options (see Note 10) became immediately vested, were exercised, and the resulting common shares were purchased by CTG. In addition, CTG forgave $503,942 of promissory notes (see Note 11) which were payable to the Company by a shareholder.

                                   DARCA, INC.

                              Financial Statements

                           December 31, 1996 and 1995


                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors of DARCA, Inc.:

We have audited the accompanying balance sheets of DARCA, Inc. (the Company) as of December 31, 1996 and 1995 and the related statements of earnings and retained earnings and cash flows for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DARCA, Inc. as of December 31, 1996 and 1995 and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles.



KPMG LLP


February 14, 1997

                                   DARCA, INC.

                                 Balance Sheets

                           December 31, 1996 and 1995

                                                                     1996               1995
                                                                     ----               ----
                          Assets
                          ------
Current assets:
     Cash and cash equivalents                                 $     548,367    $           -
     Accounts receivable:
        Billed services                                            1,000,677          877,918
        Unbilled services                                            329,563          490,870
     Prepaid expenses and other                                       76,933           75,422
     Income tax receivable                                                 -            3,044
                                                                   ---------        ---------
              Total current assets                                 1,955,540        1,447,254
                                                                   ---------        ---------

Property and equipment:
     Furniture and fixtures                                           15,061            7,711
     Automobiles                                                      23,351           23,351
     Equipment                                                       155,721          144,720
                                                                   ---------        ---------
              Property and equipment, at cost                        194,133          175,782
     Less accumulated depreciation                                   127,076           97,459
                                                                   ---------        ---------
              Property and equipment, net                             67,057           78,323
                                                                   ---------        ---------
                                                               $   2,022,597    $   1,525,577
                                                                   =========        =========

                         Liabilities and Shareholders' Equity
                         ------------------------------------
Current liabilities:
     Cash overdraft                                            $           -    $      18,719
     Accounts payable                                                 22,156          151,476
     Accrued payroll, benefits and other related expenses            656,302          375,917
     Customer deposits                                               209,954           37,824
     Current tax liability                                           114,411                -
     Deferred tax liability                                          292,730          297,415
                                                                   ---------          -------
              Total current liabilities                            1,295,553          881,351

     Long-term debt                                                        -          100,000
                                                                           -          -------
              Total liabilities                                    1,295,553          981,351
                                                                   =========          =======
Shareholders' equity:
   Common stock, $.001 assigned par value per share; authorized
   2,000,000 shares; 1,390,000 shares issued and outstanding           1,390            1,390

     Additional paid-in capital                                       17,548           17,548
     Retained earnings                                               708,106          525,288
              Total shareholders' equity                             727,044          544,226
                                                                   ---------        ---------
                                                               $   2,022,597    $   1,525,577
                                                                   =========        =========

See accompanying notes to financial statements.

                                   DARCA, INC.

                   Statement of Earnings and Retained Earnings

                          Year ended December 31, 1996


Services revenue                                           $     9,959,916
Cost of services                                                 6,081,281
                                                                 ---------
              Gross profit                                       3,878,635

Selling, general and administrative expenses                     3,592,423
                                                                 ---------
              Income from operations                               286,212
                                                                 ---------
Other income (expense):
     Interest income                                                14,518
     Interest expense                                               (3,416)
                                                                 ---------
              Total other income                                    11,102
                                                                 ---------
              Income before taxes                                  297,314
                                                                 ---------

Income tax expense (benefit):
     Current                                                       119,181
     Deferred                                                       (4,685)
                                                                 ---------
              Total income tax expense                             114,496
                                                                 ---------
              Net income                                           182,818

Retained earnings, beginning of year                               525,288
                                                                 ---------
Retained earnings, end of year                             $       708,106
                                                                 =========

See accompanying notes to financial statements.

                                   DARCA, INC.

                             Statement of Cash Flows

                          Year ended December 31, 1996


Cash flows from operating activities:
  Net income                                                         $     182,818
  Adjustments to reconcile net income to net cash
     provided by operating activities:
           Depreciation of property and equipment                           29,617
           Provision for deferred taxes                                     (4,685)
           Changes in operating assets and liabilities:
                Accounts receivable                                         38,548
                Prepaid expenses and other current assets                  (19,511)
                Accounts payable and accrued expenses                     (129,320)
                Accrued payroll, benefits and other related expenses       280,385
                Accrued taxes                                              117,455
                Customer deposits                                          172,130
                                                                           -------
                  Net cash provided by operating activities                667,437
                                                                           -------

Cash flows from investing activities:
  Purchase of property and equipment                                       (18,351)
  Loans to officers                                                        (80,000)
  Repayments of loans to officers                                           98,000
                                                                           -------
                 Net cash used in investing activities                        (351)
                                                                           -------

Cash flows from financing activities:
  Borrowings under line of credit                                        1,275,000
  Repayments under line of credit                                       (1,375,000)
  Loan from officer                                                         80,000
  Repayment of loan from officer                                           (80,000)
  Bank overdraft                                                           (18,719)
                                                                           -------
                 Net cash used in financing activities                    (118,719)
                                                                           -------

                 Increase in cash                                          548,367
Cash and cash equivalents at beginning of year                                   -
                                                                                 -
Cash and cash equivalents at end of year                             $     548,367
                                                                           =======

Supplemental disclosure of cash flow information:
  Cash paid for interest                                             $       3,416
                                                                           =======

  Income taxes paid, net                                             $       1,746
                                                                           =======

See accompanying notes to financial statements.

                                                    DARCA, INC.

                                           Notes to Financial Statements

                                            December 31, 1996 and 1995

(1) Summary of Significant Accounting Policies

     Business

     DARCA,  Inc.  (the  Company)  provides  health  care  information   systems
     implementation and integration services throughout the United States. The Company operates in one business segment.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Revenues and Accounts Receivable

     Revenues are recognized as services are rendered. Unbilled services reflect services which have been rendered but not yet billed. Accounts deemed uncollectible are written off in the period they are identified. The Company had no bad debt expense in 1996.

     The  Company   recorded   service   revenue   aggregating   $1,407,000  for
     reimbursement of certain travel and living expenses incurred by the Company's consultants. The corresponding expense amounts are recorded in cost of services.

     Property and Equipment

     Property and equipment is stated at cost. Depreciation is provided using accelerated methods over the estimated useful lives of five to seven years.

     Cash Equivalents

     For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased within three months of original maturity to be cash equivalents. At December 31, 1996 and 1995, cash equivalents consisted of a money market fund.

     Fair Value of Financial Instruments

     Estimates of fair values are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could affect the estimates. The fair market value of each of the Company's financial instruments approximates their carrying values.

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company is a cash basis taxpayer with deferred taxes arising primarily as a result of the accrual of certain revenue and expense items as required under generally accepted accounting principles.

(2) Line of Credit

     The Company has a $250,000 line of credit agreement with a bank which expires on June 30, 1997. At December 31, 1996, there were no borrowings outstanding. At December 31, 1995, there were outstanding borrowings of $100,000 due on June 30, 1997. Any outstanding borrowings bear interest at a variable base rate established by the bank plus 1/2% and are secured by the Company's accounts receivable.

(3) Leases

     The Company leases certain facilities and office equipment under operating lease agreements which expire through 2000. Future minimum lease payments under these operating leases, with an initial term of more than one year, are as follows:


                         Year               Amount
                         ----               ------
                         1997          $     126,558
                         1998                 46,540
                         1999                 10,819
                         2000                    176
                        Total          $     184,093
                                             =======

     Rental expense for all operating leases was approximately $135,000 in 1996.

(4) Benefit Plans

     Effective January 1, 1995, the Company adopted a profit sharing plan for all employees who have completed one hour of service. The plan is intended to include a qualified cash or deferred arrangement under Section 401(k) of the Internal Revenue Code. Subject to certain limits imposed by law, each participant may generally make tax deferred contributions to the plan not in excess of 15% of annual compensation. In order to receive an allocation of Company contributions, which are fully discretionary, a participant must have completed 1,000 hours of service during the plan year and be employed on the last day of the plan year. There were no Company contributions during 1996.

     Effective January 1, 1996, the Company established the DARCA, Inc. Employee Stock Ownership Plan and Trust (ESOP Plan) for all employees who have completed 1,000 hours of service during the year. The ESOP Plan is a combination discretionary stock bonus plan and a mandatory 5% money purchase pension plan. Under the stock bonus provisions, the Company, at its discretion and in an amount as determined by the Board of Directors of the Company, annually contributes to the ESOP Plan. Under the money purchase pension provisions, the Company must contribute to the plan 5% of covered payroll each year. No employee contributions are allowed. Amounts contributed are invested in Company stock and other investments as determined by the ESOP Plan Committee. Company contributions to the plan were $215,000 in 1996 and are based on the assumption that the pending transaction described in note 8 is completed as planned. In addition, if the transaction described in note 8 is completed as planned, it is anticipated the ESOP Plan will be terminated and all participants' accounts (none of which will be invested in Company stock) shall vest 100%.

(5) Income Taxes

     Income tax expense (benefit) consisted of the following:

Current:
     Federal                       $    104,575
     State                               14,606
                                        -------
             Total current              119,181
                                        -------
Deferred:
     Federal                             (4,858)
     State                                  173
                                        -------
             Total deferred              (4,685)
                                        -------
             Total income tax expense  $114,496
                                        =======

     Included in deferred income tax expense is a $42,136 benefit from the utilization of an operating loss carryforward.

     Income tax expense differs from the amounts computed by applying the U. S. federal income tax rate of 35% to pretax income as a result of the following:


Computed "expected" tax expense                       $ 104,060
Increase (reduction) in income taxes
     resulting from:

        State and local income taxes, net
           of federal income tax benefit                  9,606
        Other, net                                          830
                                                        -------
                                                      $ 114,496

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1996 and 1995 are presented below:


                                                      1996              1995
                                                      ----              ----
Deferred tax assets:
     Accrued payroll                              $ 124,938           108,391
     Customer deposits                               80,832            14,562
     Accounts payable and other                      13,642            65,555
     Net operating loss carryforward                      -            42,136
                                                     ------            ------
                Total gross deferred tax assets     219,412           230,644
Deferred tax liability - accounts receivable        512,142           528,059
                                                    -------           -------
                Net deferred tax liability        $ 292,730           297,415
                                                    =======           =======


     There was no valuation allowance required for deferred tax assets as of December 31, 1995 or December 31, 1996.

(6) Shareholders' Equity

     The shareholders of the Company have entered into a Stockholders' Agreement which generally restricts the ownership of shares of stock to employee-stockholders and outlines circumstances under which shares may be purchased by its employee- stockholders or, upon request of an employee-shareholder, must be repurchased by the Company. The price at which shares are to be repurchased is defined in the Stockholders' Agreement.

(7) Risks and Uncertainties

     During 1996, the Company derived approximately 96% of its revenues from services relating to a single vendor system. Additionally, during 1996 the Company derived approximately 28% of its revenues from two customers with each customer providing over 10% of revenues. As of December 31, 1996, accounts receivable from a single customer comprised 11% of total assets. As of December 31, 1995, accounts receivable from two customers comprised 23% of total assets with accounts receivable from each of those customers exceeding 10% of total assets. The discontinuance of the vendor system, the loss of a major customer or the uncollectibility of related accounts receivable could have a material adverse impact on the Company's financial condition and results of operations.

(8) Pending Transaction

     On February 14, 1997, the Company entered into a Stock and Warrant Purchase and Redemption Agreement (Agreement) whereby the Company will sell newly authorized redeemable preferred stock and issue warrants for the purchase of 1,000,000 shares of common stock to a group of investors. The Agreement also provides that the Company use proceeds from the sale of preferred shares and issuance of warrants, together with cash on hand of approximately $365,000, to acquire 1,000,000 shares of common stock from the principal shareholders. The transaction is expected to close on March 10, 1997, subject to certain representations and warranties contained in the Agreement.

B.)  Pro forma financial information.

     Pursuant  to Item  7(a)(4)  of Form  8-K,  this  Form  8-K/A  provides  the
     following  pro  forma  financial   information  required  to  be  filed  in
     connection with the Original Report.



             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Consolidated Balance Sheet

     The following unaudited pro forma condensed consolidated balance sheet (balance sheet) gives effect to the acquisition of Elumen Solutions, Inc. (Elumen) by Computer Task Group, Inc. (CTG or the Company) assuming the transaction was completed as of December 31, 1998, and was accounted for as a purchase.

     The balance sheet combines the historical information for CTG as of December 31, 1998 and Elumen as of November 30, 1998. The pro forma adjustment described in the notes to the balance sheet should be read in conjunction with the balance sheet. The balance sheet should also be read in conjunction with the CTG consolidated financial statements and notes set forth in the Report on Form 10-Q for the quarter ended March 26, 1999, and the Report on Form 10-K for the year ended December 31, 1998. The following balance sheet information is presented for illustrative purposes only, and is not necessarily indicative of the financial position that would have been reported had the purchase been consummated as of December 31, 1998, or the future financial position of CTG which will subsequently result from the acquisition.

                      Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                     As of December 31, 1998 (1)
                                            (in thousands)


                                                                                           Pro forma
                                                 CTG, Inc.            Elumen (1)         Adjustments (2)               Total
                                                 ---------            ----------         ---------------               -----
Assets
Cash and temporary cash investments            $   57,748             $   324               $(48,792)   A            $  9,280
Accounts receivable, net                           73,932               8,865                   (150)   B              82,647
Other current assets                                5,654                 519                    (97)   B               6,076
                                                  -------              ------                 ------                  -------
        Total current assets                      137,334               9,708                (49,039)                  98,003

Property and equipment, net                        13,146               1,250                   (456)   B              13,940
Acquired intangibles, net                           2,808               5,932                 80,188    A, B, C        88,928

Other non-current assets                            3,521                 192                   (135)   B               3,578
                                                  -------              ------                 ------                  -------
        Total assets                          $   156,809            $ 17,082              $  30,558                $ 204,449
                                                  =======              ======                 ======                  =======

Liabilities, Redeemable Preferred Stock and  Shareholders' Equity

Accounts payable                             $     14,265            $      791           $         -               $ 15,056
Accrued compensation                               29,258                 1,838                     -                 31,096
Current portion of long term debt                       -                   603                38,601  A              39,204
Income taxes payable                                9,157                   783                (1,155) C               8,785
Other current liabilities                           9,793                 1,608                   877  B              12,278
                                                   ------                 -----                ------                -------
        Total current liabilities                  62,473                 5,623                38,323                106,449


Deferred compensation                              10,300                     -                     -                10,300
Long term debt                                          -                 7,188                (6,838) A                350
Other non-current liabilities                         587                   144                     -                   731
                                                   ------                ------                ------               -------
        Total liabilities                          73,360                12,955                31,485               117,800

Redeemable preferred stock                              -                 9,028                (9,028)                    -
Shareholders' equity (deficit)                     83,449                (4,901)                8,101  A, B, C       86,649
                                                  -------                ------                ------               -------
        Total liabilities, redeemable preferred
        stock and shareholders' equity       $    156,809           $    17,082           $   30,558              $ 204,449
                                                  =======                ======               ======                =======


      Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet

The following adjustments have been made to reflect the pro forma effect of the acquisition of Elumen by CTG, as if the acquisition was consummated on December 31, 1998. All dollar amounts are in thousands.

1) The unaudited condensed consolidated balance sheet for Elumen is as of November 30, 1998.

2)   The pro forma balance sheet adjustment consists of:

     A. To record the acquisition of Elumen by CTG. The proceeds of the line of credit borrowings, in addition to the use of available cash and temporary cash investments, were utilized as follows:

          I.)  Initial  payments to sellers and banks:  $81,193

          II.) Amount held in escrow:                     4,000

          III.) Estimated acquisition related expenses:   2,200
                                                          -----
                                                        $87,393
                                                         ======

     The amount in escrow will be released to the sellers after a stipulated period of time has passed and other conditions have been met.

     The line of credit borrowings are under unsecured lines of credit that the Company has available with multiple banks, bearing interest at rates based upon the LIBOR rate, with rates averaging approximately 5.4 percent. Interest expense would change by approximately $56,000 with a 1/8 percent change in the interest rate.

     B. Other adjustments required by the purchase method of accounting to record assets and liabilities at their fair value, including the writeoff of uncollected account receivables and other assets, the disposal of unusable property and equipment, and resulting liabilities for severance and other acquisition related costs.

     C. As part of the acquisition, all outstanding stock options of Elumen became immediately vested, were exercised and became outstanding shares of stock, and were subsequently purchased by CTG. CTG received a tax benefit as a result of the exercise of these options. Additionally, as part of the acquisition, CTG issued 128,000 shares valued at approximately $3,000,000 and wrote off a shareholder note receivable totaling approximately $500,000.

Unaudited Pro Forma Condensed Consolidated Statement of Income

     The following unaudited pro forma condensed consolidated statement of income (statement of income) gives effect to the acquisition of Elumen by CTG assuming the transaction was completed as of January 1, 1998, and was accounted for as a purchase.

     The statement of income combines the historical information for CTG for the year ended December 31, 1998 and Elumen for the eleven-month period ended November 30, 1998. The pro forma adjustments described in the notes to the statement of income should be read in conjunction with the statement of income. The statement of income should also be read in conjunction with the CTG consolidated financial statements and notes set forth in the Report on Form 10-Q for the quarter ended March 26, 1999, and the Report on Form 10-K for the year ended December 31, 1998. The following statement of income information is presented for illustrative purposes only, and is not necessarily indicative of the results of operations that would have been reported had the purchase been consummated as of January 1, 1998, or the future results of operations of CTG which will subsequently result from the acquisition.


         Unaudited Pro Forma Condensed Consolidated Statement of Income
                    For the year ended December 31, 1998 (1)
                                 (in thousands)

                                                    CTG                                     Pro forma
                                                    Inc.,             Elumen (1)         Adjustments (2)         Total
                                                    ----             ----------          ---------------         -----

Revenue                                           $ 467,838          $  33,311             $      -            $ 501,149
Direct costs                                        320,673             17,748                    -              338,421
Selling, general and administrative expenses        107,314             10,266                2,830 A            120,410
                                                    -------             ------                -----              -------
        Operating income                             39,851              5,297               (2,830)              42,318
Other income and expense, net                           906               (868)              (2,933)B             (2,895)
                                                    -------             ------                -----              -------

Income before income taxes                            40,757             4,429               (5,763)              39,423
Provision for income taxes                            16,712             1,681               (1,441)C             16,952
                                                    --------            ------                -----              -------
Net income                                        $   24,045        $    2,748            $   4,332           $   22,471
                                                    ========            ======                =====              =======
Net income per share (a):

        Basic                                     $     1.47                                                  $     1.37
        Diluted                                   $     1.41                                                        1.32



     (a) Outstanding shares used in the income per share calculations were adjusted for the 128,000 shares issued as part of the acquisition, resulting in 16,344,000 and 17,041,000 shares outstanding for basic and diluted income per share, respectively.

   Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Income

The following adjustments have been made to reflect the pro forma effect of the acquisition of Elumen by CTG, as if the acquisition was consummated on January 1, 1998. All dollar amounts are in thousands.

     (1) The unaudited condensed consolidated statement of income for Elumen is for the eleven-month period ended November 30, 1998.

     (2)  The pro forma statement of income adjustments consist of:

          A. To record the amortization expense for the following as required by purchase accounting, offset by the elimination of duplicative costs from the consolidation of the separate companies:

                      Amortization  of goodwill and other        (in thousands)
                      intangibles  totaling $86,100  over
                      estimated  lives  ranging  from 10 to 25
                      years                                          $3,534

                      Elimination of duplicative costs from
                      the consolidation of the separate companies      (704)
                                                                      -----
                                                                     $2,830
                                                                      =====

          B. To reflect changes in interest expense and interest income resulting from the acquisition:

                      Interest resulting from the addition of
                      short-term borrowings necessary to
                      consummate the acquisition                    $2,430

                     Loss of interest income due to the use
                     of existing cash and temporary cash
                     investment balances necessary to
                     consummate the acquisition                      1,303

                     Reduction of interest expense as substantially
                     all of Elumen's indebtedness was paid off as
                     part of the consummation of the acquisition      (800)
                                                                     -----
                                                                    $2,933
                                                                     =====

          C.   To reflect a post acquisition effective tax rate of 43%.

C.) Exhibits

          23(a) Consent of  Independent Accountants

          23(b) Consent of Independent Accountants

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          COMPUTER TASK GROUP, INCORPORATED
                                                     (Registrant)

Date:    May 10, 1999                      By:     /S/ James R. Boldt
                                                   -------------------
                                                   James R. Boldt
                                                   Vice President and
                                                   Chief Financial Officer